UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — October 2, 2013

RLI Corp.

(Exact name of registrant as specified in its charter)

Illinois	001-09463	37-0889946
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9025 North Lindbergh Drive, Peoria, IL	61615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (309) 692-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On October 2, 2013, RLI Corp. (the “Company”) completed a public offering of $150,000,000 aggregate principal amount of its 4.875% Senior Notes due 2023 (the “Notes”).  The Notes were issued under an indenture, dated as of October 2, 2013 (the “Indenture”), between the Company, as issuer, and Deutsche Bank Trust Company Americas, as trustee.

In connection with the offering of the Notes, the Company entered into an underwriting agreement, dated September 25, 2013 (the “Underwriting Agreement”), with J.P. Morgan Securities LLC, as representative of the several underwriters, pursuant to which the Company agreed to issue and sell the Notes.

Attached as exhibits to this Form 8-K are copies of the Underwriting Agreement, the Indenture, the form of the global note representing the Notes and a legal opinion concerning the validity of the Notes for incorporation by reference in the Company’s Registration Statement on Form S-3 (No. 333-185534).

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

1.1                               Underwriting Agreement, dated September 25, 2013, among RLI Corp. and J.P. Morgan Securities LLC, as representative of the several underwriters.

4.1                               Indenture, dated as of October 2, 2013, between RLI Corp., as issuer, and Deutsche Bank Trust Company Americas, as trustee.

4.2                               Form of Global Note.

5.1                               Opinion of Mayer Brown LLP.

23.1                        Consent of Mayer Brown LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLI CORP.

	By:	/s/ Daniel O. Kennedy
Name: Daniel O. Kennedy
Title: Vice President and General Counsel

DATE: October 2, 2013

EXHIBIT INDEX

1.1                               Underwriting Agreement, dated September 25, 2013, among RLI Corp. and J.P. Morgan Securities LLC, as representative of the several underwriters.

4.1                               Indenture, dated as of October 2, 2013, between RLI Corp., as issuer, and Deutsche Bank Trust Company Americas, as trustee.

4.2                               Form of Global Note.

5.1                               Opinion of Mayer Brown LLP.

23.1                        Consent of Mayer Brown LLP (included in Exhibit 5.1).